UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

FrontView REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	93-2133671
(State or incorporation or organization)	(IRS Employer Identification No.)

3131 McKinney Avenue, Suite L10 Dallas, Texas	75204
(Address of Principal Executive Offices)	(Zip Code)

          Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-282015

Securities to be registered pursuant to Section 12(g) of the Act: None

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, $0.01 par value per share, of FrontView REIT, Inc. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Our Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-11 (File No. 333-282015) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission on September 9, 2024, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 1, 2024	FrontView REIT, Inc.

	By:	/s/ Stephen Preston
	Name:	Stephen Preston
	Title:	Chairman of the Board, Co-Chief Executive Officer and Co-President